Exhibit 10.2(d)(xx)

E-1 for Executives Subject to 16(b)

January 26, 2015

Name:
No. of Shares:
Per Share Exercise Price:

Dear Fellow Employee:

As a key employee of Cytec Industries Inc. (the "Company"), or of a subsidiary or affiliate of the Company, you have been granted by the Compensation and Management Development Committee (the "Committee") of the Company's Board of Directors a non-qualified stock option to purchase not more than the aggregate number of shares of Common Stock of the Company, par value $.01 per share (“Common Stock”) set forth above at the per share exercise price set forth above, all subject to the terms and conditions hereof and of the Company’s 1993 Stock Award and Incentive Plan, as amended (the “Plan”). A copy of the Plan, under which this option is granted to you, will be made available to you on request by contacting the undersigned.

The date of grant of this option is the date of this letter, which is the date on which the Committee voted to grant this option. The per share exercise price set forth above is equal to the closing market price of Cytec common stock on the NYSE on the date of grant.

Upon receipt by the Company of notification of exercise of option in the form prescribed from time to time by the Committee, and upon receipt of the exercise price per share multiplied by the number of shares being purchased pursuant to such exercise, the Company will cause a certificate or certificates for such shares then purchased to be delivered to the person entitled thereto.

Certain restrictions with respect to the option include, but are not limited to, the following:

(1) This option must be exercised if at all and to the extent exercised, no later than ten years from the date of grant, and then only (except as provided in paragraphs (5), (6) and (7) below) if you are then an employee of the Company or of a company which on the date of exercise is a subsidiary or affiliate (as defined in the Plan) of the Company.

(2) This option shall vest and be exercisable in cumulative installments over a period of three years as follows: to the extent of not more than one-third of the number of shares subject hereto, at any time after the expiration of the first year of the term hereof; to the extent of not more than an additional one-third of such shares, at any time after the expiration of the second year of such term; and to the extent of the remainder of such shares, at any time after the expiration of the third year of such term, subject to accelerated exercisability in certain circumstances as provided in paragraph (6) below.

(3) This option is not transferable otherwise than by will or by the laws of descent and distribution or, if then permitted under Rule 16b-3 under the Securities Exchange Act of 1934, pursuant to a qualified domestic relations order as defined under the Internal Revenue Code (or under the international equivalent of a qualified domestic relations order) and it may be exercised during your lifetime, only by you or your guardian or legal representative; provided however, upon any transfer, this option shall be exercisable by the transferee only to the extent that it would be exercisable by you if it had not been transferred. Notwithstanding the prior sentence, you may transfer this option, in whole or in part, to (i) your spouse, (ii) your child or children, (iii) your grandchild or grandchildren or (iv) a trust for any of the foregoing; provided that the transfer shall be subject to all of the terms of the Plan and this grant letter and, in addition, (A) the transferred option may not be retransferred except to you, (B) you remain liable for all withholding taxes payable on account of this option, (C) the Company may place transfer restrictions against any shares of Common Stock issued to a transferee upon exercise of this option in order to assure compliance with the Securities Act of 1933, as amended, (D) you give prompt written notice of the transfer to the Secretary of the Committee including name, address, tax I.D. number and date of birth of the transferee, number of shares subject to the transfer, and such other information as the Company may require and (E) this option shall be exercisable by the transferee only to the extent that it would be exercisable by you if it had not been so transferred.

(4) In the event of termination of your employment, this option, to the extent not theretofore exercised, shall forthwith terminate unless such termination of employment shall be by reason of a cause described in paragraph (5), (6) or (7) below, in which case the provisions of paragraph (5), (6) or (7) below, as the case may be, shall be applicable.

(5) In the event that your employment with the Company or a subsidiary or affiliate of the Company terminates by reason of your (i) death, (ii) disability or (iii) retirement on or after your 55th birthday with ten or more continuous years of service or if not continuous, then ten or more years of combined service as determined in the discretion of the Company’s Vice President of Human Resources, and the date of termination is eight months or more after the date of grant of this option, subject to paragraphs (8) and (9), this option may be exercised by you, your estate, any transferee under paragraph (3) above, or any person who acquires the right to exercise this grant by reason of your death, until one year after the last date on which any options or SARs granted to you by the Company, which are not subsequently cancelled, become fully exercisable (subject to installment exercise provisions of paragraph (2) above), but not after ten years from the date of grant.

(6) In the event that there has been a Change in Control, as defined in Section 2(g)(iii) of the Plan, and within two years after the date of such Change in Control either (x) you terminate your employment with the Company or a subsidiary or an affiliate of the Company for Good Reason, as defined in the Executive Income Continuity Plan as in effect on the date hereof or (y) the Company or a subsidiary or an affiliate of the Company terminates your employment without Cause, as defined in the Executive Income Continuity Plan as in effect on the date hereof, subject to paragraphs (8) and (9), you may exercise this option at any time after any such termination, but not after ten years from the date of grant.

(7) In the event that paragraph (6) is not applicable and the Company or a subsidiary or an affiliate of the Company terminates your employment (except for dishonesty or other good cause, in which case this grant expires), subject to paragraphs (8) and (9), you may exercise this option at any time within one year after any such termination, but not after ten years from the date of grant, to the extent of the number of shares which were exercisable by you at the date of such termination of your employment.

(8) During the period in which this option is in effect (the “Restricted Time Period”), you agree that (i) you will not, directly or indirectly, be employed by, perform services, work, or otherwise engage in activities for a Competitive Business in any capacity that relates to any Competitive Services anywhere in the world; (ii) you will not directly or indirectly solicit, induce, recruit, or encourage any officer, director, employee, or independent contractor, supplier or vendor of the Company or any of its subsidiaries or affiliates that you had knowledge of or worked with during your employment with the Company or any of its subsidiaries or affiliates to leave the Company or any of its subsidiaries or affiliates or to terminate his, her or its relationship with the Company or any of its subsidiaries or affiliates; and (iii) you will not on behalf of a Competitive Business, directly or indirectly, solicit, cause to be solicited, sell to, contact, do or attempt to do business with a Restricted Customer in connection with or relating to a Competitive Service. You agree that clauses (i) and (iii) do not contain a geographic restriction and that the lack of such a geographic restriction does not, in any way, render clause (i) or (iii) unreasonable, invalid, or unenforceable. This option shall immediately terminate if you violate any of your agreements in this paragraph (8) unless an exception was approved in writing in advance by the Chief Executive Officer of the Company. For purposes of this option:
(a) Competitive Business shall mean and refer to any individual, corporation, limited liability company, association, partnership, estate, trust, or any other entity or organization (including you), as well as any parent, subsidiary, partner, or affiliate of any such entity or organization, that engages in or plans to become engaged in the research, development, production, manufacture, design, engineering, licensing and/or sale (including services related to all of the foregoing) of: (i) chemicals, (ii) industrial or aerospace materials or related products, or (iii) technology related to the foregoing, that are similar or competitive to any chemicals, materials, products or technology of the Company or under development by the Company at the termination of your employment (“Competitive Services”). An individual, entity or other organization is considered to be a Competitive Business if it engages in (or plans to become engaged in) any of the Competitive Services regardless of the relative percentage that the Competitive Services comprise of the overall business engaged in by the Competitive Business.
(b) Restricted Customer shall mean and refer to any individual, corporation, limited liability company, association, partnership, estate, trust, or any other entity or organization, as well as any parent, subsidiary, partner, or affiliate of any such entity or organization, and any employee, agent or representative that controlled, directed, or influenced the purchasing decision of any such individual, entity, or other organization: (1) to which you or your direct or indirect reports sold, negotiated the sales, or promoted services on behalf of the Company or any of its subsidiaries or affiliates at any time in the five years immediately preceding your last day of employment with the Company or any of its subsidiaries or affiliates; (2) to which you or your direct or indirect reports marketed or provided support on behalf of the Company or any of its subsidiaries or affiliates at any time in the five years immediately preceding your last day of employment; or (3) about which you obtained Proprietary Information during your employment with the Company or any of its subsidiaries or affiliates.

(9) During the Restricted Time Period, you agree that you will hold the Proprietary Information of the Company in strict confidence and will neither use the information for your benefit or any third party nor disclose it to any third party, except to the extent necessary to carry out your responsibilities as an employee of the Company or any of its subsidiaries or affiliates or as specifically authorized in writing by a duly authorized representative of the Company other than you. This option shall immediately terminate if you violate any of your agreements in this paragraph (9) unless an exception was approved in writing in advance by the Chief Executive Officer of the Company. For purposes of this option, Proprietary Information means any and all information and materials, in whatever form, whether tangible or intangible, pertaining in any manner to the business of the Company or any of its subsidiaries or affiliates, consultants, customers, business associates or members (including its and their officers, directors, agents and employees), or any person or entity to which the Company owes a duty of confidentiality, whether or not labeled or identified as proprietary or confidential, and including any copies, portions, extracts and derivatives thereof, except to the extent that you can prove that such information or materials: (i) are or become generally known to the public through lawful means and through no act or omission by you (or the Company with respect to any third party information or materials); (ii) were part of your general knowledge prior to your employment provided that you notify the Company immediately, but in no event less than ten calendar days of the disclosure of the information to you that you already had knowledge of the disclosed information; or (iii) are disclosed to you without restriction by a third party who rightfully possesses the information and is under no duty of confidentiality with respect thereto.

(10) At any time prior to a Change in Control, as defined in Section 2(g)(iii) of the Plan, the Company, with the approval of an officer, may, at any time and without cause, suspend the exercisability of this option if it becomes aware of information that indicates that there may be grounds to terminate your employment for dishonesty or other good cause. If upon conclusion of the investigation the Company determines that it has not discovered grounds to terminate your employment for dishonesty or other good cause, the suspension shall be terminated.

(11) Nothing in this option shall confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment at any time. The Plan is discretionary in nature and any Awards made under the Plan are voluntary and occasional. No participant has any claim to be granted any Award or other benefits in lieu of any Award. Subject to applicable law, this Award and any payments in respect of this Award shall not be taken into account for purposes of determining any benefits under any benefit plan of the Company or any of its subsidiaries, or for any notice payment or payment in lieu of notice. The Company shall have no obligation to make any future grants of Awards under the Plan or otherwise to make any future Awards under the Plan as part of any participant’s annual compensation.

(12) Subject to such limitations, if any, as the Committee may establish, you may satisfy your mandatory federal and state income tax withholding obligations resulting from the exercise of this option by requesting the Company to withhold shares of Common Stock having a fair market value equal to the withholding obligations. In order to prevent fractional shares, the number of shares withheld shall be rounded up to the nearest whole share, with the value of the fraction, being retained as additional optional withholding.

(13) Your exercise of this option, in whole or in part, constitutes your agreement (i) to pay the Company promptly, on demand, any withholding taxes due in respect of the exercise of this option, (ii) that the Company, its subsidiaries and affiliates may deduct an amount equal to such withholding taxes from any amounts owing to you by the Company and/or any of such subsidiaries or affiliates, (iii) that the Company may withhold from you shares of Common Stock until the withholding taxes have been paid, (iv) to return immediately to the Company at its request any amounts which the Board of Directors has directed the Company to recover from you in accordance with the terms of the Executive Claw Back policy as in effect on the date of this option and (v) to return immediately to the Company at its request any Gains you realize on exercise of this option during the period commencing six months prior to termination of your employment and ending two years after your termination of employment if during such time period you violate any of your agreements in paragraphs (8) or (9) of this option (except that for purposes of this clause, the Restricted Time Period in paragraphs (8) and (9) shall mean the period commencing six months prior to termination of your employment and ending two years after termination of your employment), unless approved in writing in advance by the then Chief Executive Officer of the Company. For purposes of this paragraph: “Gains” means the difference between the fair market value of the Company’s common stock on the date(s) you exercise any portion of this option and the exercise price, multiplied by the number of options exercised, without regard to any tax liabilities arising from such exercise.

The Company reserves the right to require this option to be exercised only within the United States and to require stock certificates issuable to you upon such exercise to be delivered only within the United States to you or to such person who is appropriately authorized by you.

Prior to the earliest time that this option may be exercised by you, the Company will deliver to you a prospectus which meets the requirements of the Securities Act of 1933, as amended, and which further describes the Plan and options granted thereunder.

In no event is the grant of this option to you to be deemed, directly or indirectly, a recommendation by the Company that you at any time exercise this option.

This grant and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof. You and the Company agree that any and all disputes arising under this grant are to be resolved exclusively by courts sitting in Delaware. You and the Company irrevocably consent to the jurisdiction of such courts and agree not to assert by way of motion, as a defense, or otherwise, any claim that either you or the Company is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper, or that this grant and its terms may not be enforced in or by such court.

This grant and the exercise of this option are subject to the terms and conditions hereof and of the Plan. A copy of the Plan, under which this option is granted to you, will be made available to you on request by contacting the undersigned. In the event of any conflict between the terms of this option and the provisions of the Plan, the provisions of the Plan shall govern.

Very truly yours,

CYTEC INDUSTRIES INC.

                            Secretary-Compensation and
                             Management Development Committee
Enc.